UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Stock Incentive Plans

On May 2, 2006, Freeport-McMoRan Copper & Gold Inc.’s (FCX) Board of Directors adopted technical amendments to several of FCX’s stock incentive plans, including the 2003 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan, and 1995 Stock Option Plan. The amendments (1) remove FCX’s ability to allow participants to satisfy excess tax withholding by delivering shares of common stock and (2) clarify that shares of common stock delivered to pay the exercise price of stock options will be valued as of the date of exercise under all of its stock incentive plans. Each of the amended plans is filed as an exhibit to this Form 8-K (see Exhibits 10.1, 10.2, and 10.3).

Amendments to Grants under 2004 Director Compensation Plan

On May 9, 2004, pursuant to the terms of the 2004 Director Compensation Plan and with the approval of our stockholders, FCX granted stock options and stock appreciation rights to its two former advisory directors to replace awards that had expired as a result of the directors’ resignations from the Board. These replacement awards had the same terms as the expired awards, including the exercise price. In order to make the replacement awards fully exempt from Section 409A of the Internal Revenue Code, on May 2, 2006, the Corporate Personnel Committee of the Board approved amendments to certain portions of the replacement awards to increase the exercise price to the fair market value of FCX common stock on the date of grant. The form of amendment to the Notice of Grant of Nonqualified Stock Options and Stock Appreciation Rights is filed as an exhibit to this Form 8-K (see Exhibit 10.4).

Amendments to Financial Counseling and Tax Return Preparation and Certification Program

On May 2, 2006, the Corporate Personnel Committee of the Board amended the Freeport-McMoRan Copper & Gold Inc. Financial Counseling and Tax Return Preparation and Certification Program (“Program”) to (1) change the name of the Program to the Freeport-McMoRan Copper & Gold Inc. Executive Services Program, (2) broaden the scope of services provided under the Program and (3) clarify other sections of the Program. The Program is filed as an exhibit to this Form 8-K (see Exhibit 10.5).

2006 Stock Incentive Plan

On May 4, 2006, FCX stockholders approved the 2006 Stock Incentive Plan (the Plan). The purpose of the Plan is to motivate and reward key personnel with stock based-awards at an appropriate level. Currently, there are approximately 1.1 million shares of our common stock available for grant under FCX’s stock incentive plans. Accordingly, FCX’s Board believed it was important that FCX establish a new equity-based compensation plan at this time.

Awards under the Plan will be made by the Corporate Personnel Committee of the Board, which has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the Plan.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of FCX common stock with respect to which awards may be granted under the Plan is 12,000,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 3,750,000 shares of FCX common stock.

The Plan may be amended or terminated at any time by FCX’s Board of Directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 4, 2016.

For further information regarding the Plan, see FCX’s 2006 Proxy Statement filed with the Securities and Exchange Commission on March 22, 2006. Each of the Plan, the Form of Notice of Grant of Nonqualified Stock Options under the Plan, the Form of Restricted Stock Unit Agreement under the Plan and the Form of Performance-Based Restricted Stock Unit Agreement under the Plan are filed as exhibits to this Form 8-K (see Exhibits 10.6, 10.7, 10.8 and 10.9).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: May 5, 2006

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1	2003 Stock Incentive Plan, as amended and restated.

10.2	Amended and Restated 1999 Stock Incentive Plan, as amended and restated.

10.3	1995 Stock Option Plan, as amended and restated.

10.4	Form of Amendment No. 1 to Notice of Grant of Nonqualified Stock Options and Stock Appreciation Rights under the 2004 Director Compensation Plan.

10.5	Freeport-McMoRan Copper & Gold Inc. Executive Services Program.

10.6	Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan.

10.7	Form of Notice of Grant of Nonqualified Stock Options under the 2006 Stock Incentive Plan.

10.8	Form of Restricted Stock Unit Agreement under the 2006 Stock Incentive Plan.

10.9	Form of Performance-Based Restricted Stock Unit Agreement under the 2006 Stock Incentive Plan.